Exhibit 99.1

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

Company Highlights:

-	GAAP net income of $0.40 and core earnings of $0.46 per diluted common share[1]

-	Raised cash dividend on common stock to $0.31 per share, a 7% increase from 2Q19

-	Generated pretax income of $20.9 million from our residential mortgage banking joint venture

-	Strong liquidity position currently at approximately $450 million

Agency Business

-	Servicing portfolio of $21.58 billion, a 7% increase from 1Q20 and 11% from 2Q19

-	Strong loan origination volume of $1.40 billion, a 9% increase from 2Q19

-	Closed $727.2 million private label multifamily mortgage loan securitization generating cash of over $115 million

-	Segment income of $21.4 million

Structured Business

-	$300.5 million of loan originations and portfolio growth of 4%

-	Segment income of $30.9 million

Uniondale, NY, July 31, 2020 -- Arbor Realty Trust, Inc. (NYSE:ABR), today announced financial results for the second quarter ended June 30, 2020. Arbor reported net income for the quarter of $44.1 million, or $0.40 per diluted common share, compared to net income of $28.9 million, or $0.31 per diluted common share for the quarter ended June 30, 2019. Core earnings for the quarter was $60.4 million, or $0.46 per diluted common share, compared to $38.6 million, or $0.34 per diluted common share for the quarter ended June 30, 2019.1

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

July 31, 2020	Page 2

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2020	March 31, 2020
Originations:
Fannie Mae	$1,140,181	$581,973
Freddie Mac	135,720	199,711
FHA	75,533	17,944
Private Label	49,122	282,345
Total Originations	$1,400,556	$1,081,973

Total Loan Sales	$1,992,889	$957,060

Total Loan Commitments	$1,206,723	$1,267,219

For the quarter ended June 30, 2020, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $81.1 million, compared to $59.6 million for the first quarter of 2020. Gain on sales, including fee-based services, net was $26.4 million for the quarter, reflecting a margin of 1.32% on loan sales, compared to $14.3 million and 1.49% for the first quarter of 2020. Income from mortgage servicing rights was $32.4 million for the quarter, reflecting a rate of 2.69% as a percentage of loan commitments, compared to $21.9 million and 1.73% for the first quarter of 2020.

At June 30, 2020, loans held-for-sale was $360.4 million which was primarily comprised of unpaid principal balances totaling $349.9 million, with financing associated with these loans totaling $333.5 million.

The Company completed its first private label multifamily securitization totaling $727.2 million comprised of fixed rate, 10-year first lien mortgage loans. The Company originated and sold the mortgage loans to the securitization and will be the primary servicer. The Company retained subordinate certificate interests in the securitization of $63.6 million, in satisfaction of credit risk retention requirements.

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

July 31, 2020	Page 3

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $21.58 billion at June 30, 2020, an increase of 6.9% from March 31, 2020, primarily the result of servicing rights retained on $727.2 million of private label loans, as well as $1.40 billion of new agency loan originations, net of $693.8 million in portfolio runoff during the quarter. Servicing revenue, net was $13.5 million for the quarter and consisted of servicing revenue of $25.4 million, net of amortization of mortgage servicing rights totaling $11.9 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of June 30, 2020			As of March 31, 2020
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$15,672,931	0.505%	8.2	$14,946,922	0.493%	8.0
Freddie Mac	4,560,382	0.295%	10.6	4,570,521	0.294%	10.6
FHA	621,487	0.154%	19.6	679,685	0.152%	19.1
Private Label	727,132	0.200%	9.5	-	-	-
Total	$21,581,932	0.441%	9.1	$20,197,128	0.436%	8.9

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”), and includes $32.8 million for the fair value of the guarantee obligation undertaken at June 30, 2020. The Company’s provision for loss sharing associated with current expected credit losses, or “CECL,” was $2.0 million for the second quarter of 2020. At June 30, 2020, the Company’s total CECL allowance for loss-sharing obligations was $40.4 million, representing 0.26% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

-	Originated 20 loans totaling $300.5 million, of which $296.0 million was funded at June 30, 2020, and consisted primarily of 17 multifamily bridge loans totaling $298.8 million

-	Payoffs and pay downs on 20 loans totaling $159.2 million

-	Portfolio growth of $171.6 million, or 3.6%

At June 30, 2020, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $4.97 billion, with a weighted average current interest pay rate of 5.57%, compared to $4.80 billion and 5.70% at March 31, 2020. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.10% at June 30, 2020, compared to 6.35% at March 31, 2020.

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

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The average balance of the Company’s loan and investment portfolio during the second quarter of 2020, excluding loan loss reserves, was $4.81 billion with a weighted average yield of 6.16%, compared to $4.58 billion and 6.77% for the first quarter of 2020. The decrease in average yield was primarily due to lower fees on loan payoffs, a decrease in LIBOR and lower rates on originations when compared to runoff in the second quarter as compared to the first quarter.

During the second quarter of 2020, the Company recorded provision for loan losses of $10.6 million as a result of its loan review process associated with CECL. At June 30, 2020, the Company’s total allowance for loan losses was $152.8 million. The Company had six non-performing loans with a carrying value of $60.5 million, before related loan loss reserves of $16.6 million, compared to four loans with a carrying value of $8.3 million, before related loan loss reserves of $6.5 million as of March 31, 2020.

The Company recorded pretax income of $20.9 million from its joint venture investment in a residential mortgage banking business due to the historically low interest rate environment.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2020 was $4.54 billion with a weighted average interest rate including fees of 3.14% as compared to $4.70 billion and a rate of 3.68% at March 31, 2020. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2020 was $4.53 billion, as compared to $4.25 billion for the first quarter of 2020. The average cost of borrowings for the second quarter of 2020 was 3.26%, compared to 4.11% for the first quarter of 2020. The decrease in average costs was primarily due to a decrease in LIBOR.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles, financing facilities and unsecured debt. The Company believes it was in compliance with all financial covenants and restrictions as of June 30, 2020 and as of the most recent collateralized securitization vehicle determination dates in July 2020.

Capital Markets

The Company issued $70.8 million in aggregate principal amount of 8.00% senior unsecured notes in two private placements, generating net proceeds of $69.6 million after deducting offering expenses. The notes are due in 2023 and the proceeds were used to repay secured indebtedness, make investments relating to its business and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.31 per share of common stock for the quarter ended June 30, 2020. The dividend is payable on August 31, 2020 to common stockholders of record on August 17, 2020. The ex-dividend date is August 14, 2020.

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

July 31, 2020	Page 5

The Company also announced today that its Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from June 1, 2020 through August 31, 2020. The dividends are payable on August 31, 2020 to preferred stockholders of record on August 15, 2020. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 9:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 876-9173 for domestic callers and (785) 424-1667 for international callers. Please use participant passcode ABRQ220 when prompted by the operator.

A telephonic replay of the call will be available until August 7, 2020. The replay dial-in numbers are (800) 839-5492 for domestic callers and (402) 220-2551 for international callers.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

July 31, 2020	Page 6

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com	Media: Bonnie Habyan Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Operations - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest income	$83,080	$82,171	$171,606	$153,448
Interest expense	41,302	48,284	91,284	90,149
Net interest income	41,778	33,887	80,322	63,299

Other revenue:
Gain on sales, including fee-based services, net	26,366	14,211	40,671	30,600
Mortgage servicing rights	32,417	18,709	54,351	32,941
Servicing revenue, net	13,506	12,612	26,809	26,164
Property operating income	751	3,147	2,943	5,950
(Loss) gain on derivative instruments, net	(7,368)	742	(58,099)	(1,723)
Other income, net	1,049	651	2,351	989
Total other revenue	66,721	50,072	69,026	94,921

Other expenses:
Employee compensation and benefits	34,438	29,022	68,690	60,786
Selling and administrative	8,606	10,481	19,658	20,242
Property operating expenses	1,035	2,691	3,478	5,086
Depreciation and amortization	1,961	1,909	3,908	3,821
Impairment loss on real estate owned	-	1,000	-	1,000
Provision for loss sharing (net of recoveries)	2,395	368	23,932	822
Provision for credit losses (net of recoveries)	12,714	-	67,096	-
Total other expenses	61,149	45,471	186,762	91,757

Income (loss) before extinguishment of debt, income from equity affiliates and income taxes	47,350	38,488	(37,414)	66,463
Loss on extinguishment of debt	(1,592)	-	(3,546)	(128)
Income from equity affiliates	20,408	3,264	24,401	5,415
(Provision for) benefit from income taxes	(12,077)	(4,350)	2,293	(4,341)

Net income (loss)	54,089	37,402	(14,266)	67,409

Preferred stock dividends	1,888	1,888	3,777	3,777
Net income (loss) attributable to noncontrolling interest	8,110	6,598	(2,824)	12,066
Net income (loss) attributable to common stockholders	$44,091	$28,916	$(15,219)	$51,566

Basic earnings (loss) per common share	$0.40	$0.32	$(0.14)	$0.59
Diluted earnings (loss) per common share	$0.40	$0.31	$(0.14)	$0.57

Weighted average shares outstanding:
Basic	110,745,572	89,955,923	110,768,992	87,567,171
Diluted	131,882,398	113,624,384	131,166,018	110,779,680

Dividends declared per common share	$0.30	$0.28	$0.60	$0.55

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

($ in thousands—except share and per share data)

	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets:
Cash and cash equivalents	$384,182	$299,687
Restricted cash	94,847	210,875
Loans and investments, net (allowance for credit losses of $152,811 and $71,069, respectively)	4,800,176	4,189,960
Loans held-for-sale, net	360,372	861,360
Capitalized mortgage servicing rights, net	313,288	286,420
Securities held-to-maturity, net (allowance for credit losses of $3,148 and $0, respectively)	119,019	88,699
Investments in equity affiliates	64,991	41,800
Real estate owned, net	12,990	13,220
Due from related party	8,416	10,651
Goodwill and other intangible assets	108,040	110,700
Other assets	123,803	125,788
Total assets	$6,390,124	$6,239,160

Liabilities and Equity:
Credit facilities and repurchase agreements	$1,235,613	$1,678,288
Collateralized loan obligations	2,514,524	2,130,121
Debt fund	-	68,629
Senior unsecured notes	661,757	319,799
Convertible senior unsecured notes, net	265,244	284,152
Junior subordinated notes to subsidiary trust issuing preferred securities	141,295	140,949
Due to related party	584	13,100
Due to borrowers	70,132	79,148
Allowance for loss-sharing obligations	73,220	34,648
Other liabilities	169,979	134,299
Total liabilities	5,132,348	4,883,133

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,369,265 and 20,484,094 shares issued and outstanding, respectively; 8.25% Series A, $38,788 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500 aggregate liquidation preference; 900,000 shares issued and outstanding	89,500	89,501
Common stock, $0.01 par value: 500,000,000 shares authorized; 112,211,461 and 109,706,214 shares issued and outstanding, respectively	1,122	1,097
Additional paid-in capital	1,182,449	1,154,932
Accumulated deficit	(167,165)	(60,920)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,105,906	1,184,610

Noncontrolling interest	151,870	171,417
Total equity	1,257,776	1,356,027

Total liabilities and equity	$6,390,124	$6,239,160

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Statement of Operations Segment Information - (Unaudited)

(in thousands)

	Quarter Ended June 30, 2020
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$74,295	$8,785	$-	$83,080
Interest expense	36,739	4,563	-	41,302
Net interest income	37,556	4,222	-	41,778

Other revenue:
Gain on sales, including fee-based services, net	-	26,366	-	26,366
Mortgage servicing rights	-	32,417	-	32,417
Servicing revenue	-	25,397	-	25,397
Amortization of MSRs	-	(11,891)	-	(11,891)
Property operating income	751	-	-	751
Loss on derivative instruments, net	(294)	(7,074)	-	(7,368)
Other income, net	990	59	-	1,049
Total other revenue	1,447	65,274	-	66,721

Other expenses:
Employee compensation and benefits	9,161	25,277	-	34,438
Selling and administrative	3,533	5,073	-	8,606
Property operating expenses	1,035	-	-	1,035
Depreciation and amortization	629	1,332	-	1,961
Provision for loss sharing (net of recoveries)	-	2,395	-	2,395
Provision for credit losses (net of recoveries)	10,558	2,156	-	12,714
Total other expenses	24,916	36,233	-	61,149

Income before extinguishment of debt, income from equity affiliates and income taxes	14,087	33,263	-	47,350
Loss on extinguishment of debt	(1,592)	-	-	(1,592)
Income from equity affiliates	20,408	-	-	20,408
Provision for income taxes	(164)	(11,913)	-	(12,077)

Net income	32,739	21,350	-	54,089

Preferred stock dividends	1,888	-	-	1,888
Net income attributable to noncontrolling interest	-	-	8,110	8,110
Net income (loss) attributable to common stockholders	$30,851	$21,350	$(8,110)	$44,091

(1)	Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Balance Sheet Segment Information - (Unaudited)

(in thousands)

	June 30, 2020
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$268,467	$115,715	$384,182
Restricted cash	90,457	4,390	94,847
Loans and investments, net	4,800,176	-	4,800,176
Loans held-for-sale, net	-	360,372	360,372
Capitalized mortgage servicing rights, net	-	313,288	313,288
Securities held-to-maturity, net	20,000	99,019	119,019
Investments in equity affiliates	64,991	-	64,991
Goodwill and other intangible assets	12,500	95,540	108,040
Other assets	107,134	38,075	145,209
Total assets	$5,363,725	$1,026,399	$6,390,124

Liabilities:
Debt obligations	$4,484,961	$333,472	$4,818,433
Allowance for loss-sharing obligations	-	73,220	73,220
Other liabilities	185,378	55,317	240,695
Total liabilities	$4,670,339	$462,009	$5,132,348

Arbor Realty Trust Reports Second Quarter 2020 Results and Increases Quarterly Dividend to $0.31 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Reconciliation of Core Earnings to GAAP Net Income (Loss)

 ($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$44,091	$28,916	$(15,219)	$51,566

Adjustments:
Net income (loss) attributable to noncontrolling interest	8,110	6,598	(2,824)	12,066
Income from mortgage servicing rights	(32,417)	(18,709)	(54,351)	(32,941)
Deferred tax provision (benefit)	10,879	918	(9,025)	(3,250)
Amortization and write-offs of MSRs	15,542	16,914	33,283	33,654
Depreciation and amortization	2,906	2,853	5,863	5,717
Loss on extinguishment of debt	1,592	-	3,546	128
Provision for credit losses	15,109	368	91,028	822
(Gain) loss on derivative instruments, net	(7,371)	(742)	43,360	1,723
Stock-based compensation	1,915	1,502	5,432	5,258

Core earnings (1)	$60,356	$38,618	$101,093	$74,743

Diluted core earnings per share (1)	$0.46	$0.34	$0.77	$0.67

Diluted weighted average shares outstanding (1)	131,882,398	113,624,384	131,166,018	110,779,680

(1)	Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

Beginning in the first quarter of 2020, the Company is presenting core earnings as its non-GAAP financial measure in replacement of adjusted funds from operations ("AFFO"). Core earnings is comparable to our previous AFFO metric, revised to exclude provisions for credit losses (including CECL) related to our structured loan portfolio, securities held-to-maturity and loss-sharing obligations related to the Fannie Mae program. The Company is presenting core earnings because management believes it is important supplemental measure of the Company’s operating performance and is frequently used by peers, analysts, investors and other parties in the evaluation of REITs. Prior period amounts presented above have been conformed to reflect this change.

The Company defines core earnings as net income (loss) attributable to common stockholders (computed in accordance with GAAP) adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), amortization and write-offs of MSRs, gains and losses on derivative instruments primarily associated with private label loans that have not yet been sold and securitized, the tax impact on cumulative gains or losses on derivative instruments associated with private label loans that were sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax (benefit) provision, provisions for credit losses (including CECL) and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and one-time gains or losses on the early extinguishment of debt.

Core earnings is not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company’s calculation of core earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.